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                                                                    Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


                 We consent to the incorporation by reference in this registration statement of Nabors Industries, Inc. on Form S-3 of our reports dated November 27, 1995 on our audits of the consolidated financial statements and financial statement schedule of Nabors Industries, Inc. and Subsidiaries in the Company's 1995 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".



                                        Coopers & Lybrand L.L.P.


Houston, Texas
May 1, 1996